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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 22, 1999

                       TOTAL-TEL USA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

      --------------------------------------------------------------
       0-2180                                1656895
       (Commission File Number)              (I.R.S. Employer
                                             Identification Number)
      --------------------------------------------------------------

                             OVERLOOK AT GREAT NOTCH
                                 150 CLOVE ROAD
                         LITTLE FALLS, NEW JERSEY 07054
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 812-1100

                                      NONE
          (Former name or former address, if changed since last report)


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Item 5. Other Events

       On September 21, 1999, Warren Feldman and the Total-Tel USA Communications, Inc., a New Jersey corporation (the "Registrant"), entered into a Separation Agreement (the "Separation Agreement") providing, among other things, for (i) the termination of the Employment Agreement, dated May 5, 1999, by and between Warren Feldman and the Registrant (the "Employment Agreement"), and (ii) the resignation by Warren Feldman from the office of Chairman of the Board and as a member of the Board of Directors of the Registrant, which resignations will become effective on October 7, 1999.

       Pursuant to a Put Agreement, dated as of September 21, 1999 (the "Feldman Put Agreement"), by and among the Registrant, Revision LLC, a Delaware limited liability corporation ("Revision"), Walt Anderson ("Mr. Anderson"), Warren Feldman, and Solomon Feldman (collectively, the "Feldmans"), the Feldmans and one or more of their respective designees have the right (but not the obligation) to sell some or all of their shares of Common Stock of the Registrant not to exceed 1,103,817 shares of Common Stock in the aggregate to Revision, and Revision is obligated to purchase such shares of Common Stock from the Feldmans and their respective designees at a purchase price of $16.00 per share.

       In addition, under a Put Agreement dated as of September 21, 1999, by and among the Registrant, Mr. Anderson, Leon Genet, a natural person ("Mr. Genet"), and Revision (the "Genet Put Agreement"), Mr. Genet and one or more of his designees have the right (but not the obligation) to sell some or all of their shares of Common Stock of the Registrant not to exceed 104,320 shares of Common Stock in the aggregate to Revision, and Revision is obligated to purchase such shares of Common Stock from Mr. Genet and his designees at a purchase price of $16.00 per share. In the Genet Put Agreement, Mr. Genet has agreed to submit a letter to the Secretary of the Registrant and thereby resign from the Board of Directors of the Registrant upon the earlier of the closing of the put transaction or the expiration of the exercise period.

The Separation Agreement

       The Separation Agreement is filed herewith as Exhibit No. 1 and is incorporated herein by reference. The following summary of the terms of the Separation Agreement is qualified in its entirety by the provisions of the Separation Agreement.

       TERMINATION OF EMPLOYMENT AGREEMENT. Under the terms of the Separation Agreement, Warren Feldman will resign from the office of Chairman of the Board and as a member of the Board of Directors of the Registrant. He will also resign from each position he holds with any subsidiary of the Registrant. The resignations will become effective on October 7, 1999. On that date, the Employment Agreement will be terminated and Warren Feldman will receive the severance payment discussed below. The Registrant and Warren Feldman will each release any claims which it or he may have against the other.

       CONSIDERATION. In full satisfaction of all amounts payable under the Employment Agreement and in consideration of the promises and covenants of Warren Feldman made in the Separation Agreement, the Registrant has agreed to pay to Warren Feldman the lump-sum amount of $650,000. By separate letter agreement between Warren Feldman and


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Revision dated September 21, 1999 (the "Letter Agreement"), Revision has agreed to pay Warren Feldman $250,000 to, among other matters, induce him to enter into the Feldman Put Agreement and for other good and valuable consideration. The Letter Agreement is filed herewith as Exhibit No. 2 and is incorporated herein by reference.

       NON-COMPETE AND RELATED COVENANTS. In the Separation Agreement Warren Feldman covenanted and agreed that he would not, during the period commencing on October 7, 1999 and ending on the date twelve (12) months thereafter, directly or indirectly, in any capacity, engage in or participate in the management, ownership or operation of any business or activity which directly competes with the business conducted by the Registrant (as such business is conducted on October 7, 1999) in the States of New York and New Jersey. In addition, Warren Feldman covenanted and agreed that he would not, during the period commencing on October 7, 1999 and ending on the date twenty-four (24) months thereafter, directly or indirectly, employ or solicit the employment (or assist any third party to employ or solicit the employment) of any person who was engaged by the Registrant as an employee on September 1, 1999 (provided that the foregoing prohibition will not apply to his executive assistant, or after October 7, 2000, to (i) any person whose employment is involuntarily terminated by the Registrant or (ii) any person who is not employed by the Registrant at the time his employment is first solicited by Warren Feldman). During such twenty-four month period, Warren Feldman also agreed not to call on any party that was a customer of the Registrant on October 7, 1999 for the purpose of competing with the Registrant by soliciting, diverting or taking away any customer of the Registrant (provided that after October 7, 2000 this prohibition shall not apply to any customer from which the Registrant has not billed or received a total of $10,000 in payments for products or services during the six-month period prior to when such customer is first solicited by Warren Feldman).

       INDEMNIFICATION. The Separation Agreement provides that if Warren Feldman is made a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact he was a director or officer of the Registrant, he will be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law. In the Separation Agreement, the parties acknowledged that the Indemnification Agreement dated March 6, 1998 between Warren Feldman and the Registrant (the "Indemnification Agreement") is, and at all times since March 6, 1998 has been, in full force and effect. The parties to the Indemnification Agreement also acknowledged that Warren Feldman would be entitled to the rights of indemnification provided in such agreement if at any time after October 7, 1999, by reason of his status as an officer or director of the Registrant, he is made a party to any proceeding.

The Feldman Put Agreement

       The Feldman Put Agreement is filed herewith as Exhibit No. 3 and is incorporated herein by reference. The following summary of the terms of the Feldman Put Agreement is qualified in its entirety by the provisions of the Feldman Put Agreement.

       GRANT OF PUT OPTION. Under the terms of the Feldman Put Agreement, the Feldmans and their respective designees have the right (but not the obligation) to sell some or all of their shares of Common Stock of the Registrant not to exceed 1,103,817 shares of Common Stock in the aggregate to Revision, and Revision is obligated to purchase such shares of

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Common Stock from the Feldmans and their respective designees at a purchase price of $16 per share. The option to put the shares may be exercised at any time during the period beginning on December 11, 1999, and ending at 5:00 p.m. on February 10, 2000.

       PROXY AND VOTING AGREEMENTS. If, at the time scheduled for the closing of the put transaction, Revision is unable or unwilling to pay the full purchase price for the securities subject to purchase from the Feldmans or their designees, then Walt Anderson and Revision are each required to grant Warren Feldman an irrevocable proxy to vote all shares of Common Stock of the Registrant held or owned by Walt Anderson and/or Revision. This proxy will terminate automatically upon the payment in full by Revision of the purchase price for the securities subject to purchase from the Feldmans or their designees. In the Feldman Put Agreement, the parties also agreed to termination of all existing agreements relating to the voting of shares of the Registrant's Common Stock, including the agreement set forth in Section 3(b) of the Stock Purchase Agreement, dated December 10, 1998, among Walt Anderson, Warren Feldman, Solomon Feldman and Revision. A description of the terms, as well as the full text, of the Stock Purchase Agreement is set forth in Amendment No. 2 to the Schedule 13D filed by Warren Feldman, or an exhibit thereto.

The Genet Put Agreement

       The Genet Put Agreement is filed herewith as Exhibit No. 4 and is incorporated herein by reference. The following summary of the terms of the Genet Put Agreement is qualified in its entirety by the provisions of the Genet Put Agreement.

       GRANT OF PUT OPTION. Under the terms of the Genet Put Agreement, Mr. Genet and one or more of his designees have the right (but not the obligation) to sell some or all of their shares of Common Stock of the Registrant not to exceed 104,320 shares of Common Stock in the aggregate to Revision, and Revision is obligated to purchase such shares of Common Stock from Mr. Genet and his designees at a purchase price of $16 per share. The option to put the shares may be exercised at any time during the period beginning on December 11, 1999, and ending at 5:00 p.m. on February 10, 2000. The Genet Put Agreement contains representations and warranties and indemnification provisions which are substantially similar to those in the Feldman Put Agreement.

       RESIGNATION FROM THE BOARD. In the Genet Put Agreement, Mr. Genet has agreed to submit a letter to the Secretary of the Registrant and thereby resign from the Board of Directors of the Registrant upon the earlier of the closing of the put transaction or the expiration of the exercise period.

Item 7. Financial Statements and Exhibits

       (a)    Not applicable.

       (b)    Not applicable.

       (c)    Exhibits. See Exhibit Index attached hereto.


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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 1999                  TOTAL-TEL USA COMMUNICATIONS, INC.
                                        (Registrant)

                                        By:   /s/  Dennis Spina
                                              ----------------------------------
                                              Dennis Spina
                                              President and Chief Executive
                                                Officer



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                                INDEX TO EXHIBITS

Exhibit Number      Description


       1. Separation Agreement dated as of September 21, 1999, by and between Warren Feldman and the Registrant

       2. Letter Agreement dated September 21, 1999, by and between Warren Feldman and Revision

       3. Put Agreement dated as of September 21, 1999, by and among the Registrant, Revision LLC, Walt Anderson, Warren Feldman and Solomon Feldman

       4. Put Agreement dated as of September 21, 1999, by and among the Registrant, Revision LLC, Walt Anderson and Leon Genet